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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 19, 2002
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                          BECTON, DICKINSON AND COMPANY
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             (Exact name of registrant as specified in its charter)

           New Jersey                001-4802                   22-0760120
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    (State or other juris-         (Commission             (IRS Employer Iden-
   diction of incorporation)       File Number)            tification Number)

   1 Becton Drive, Franklin Lakes, New Jersey                   07417-1880
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    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code          (201) 847-6800
                                                            --------------

                                       N/A
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         (Former name or former addresses if changed since last report.)




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Item 9.   REGULATION FD DISCLOSURE

          The following statement is being furnished by the Company under the provisions of Regulation FD:

          The Company announced today that for fiscal 2003 the Company is revising its earlier diluted earnings per share guidance to approximately $2.07.

          This revision to previous guidance of approximately $2.05 per share reflects the Company's decision to no longer pursue the divestiture of its Critical Care Monitoring product line which has annual revenues of approximately $47 million, and certain other product lines having aggregate annual revenues of approximately $150 million.
          Previous fiscal 2003 guidance of approximately $2.05 per share reflected approximately 5 cents of dilution from the then anticipated divestitures. Revised guidance assumes that approximately 3 cents per share will be reinvested in these product lines and in other initiatives. The net effect of these decisions is to increase previous guidance by approximately two cents per share.

          This report may contain certain forward-looking statements (as defined under Federal securities laws) regarding the Company's performance, including future revenues, products and income, or events or developments that the Company expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of the Company and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. Factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; uncertainties of litigation; the Company's ability to achieve sales and earnings forecasts, which are based on sales volume and product mix assumptions, to achieve its cost savings objectives, and to achieve anticipated synergies and other cost savings in connection with acquisitions; changes in regional, national or foreign economic conditions; increases in energy costs; fluctuations in costs and availability of raw materials and in the Company's ability to maintain favorable supplier arrangements and relationships; changes in interest or foreign currency exchange rates; delays in product introductions; and changes in health care or other governmental regulation, as well as other factors discussed in the Company's filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BECTON, DICKINSON AND COMPANY
                                                  (Registrant)



                                           By: /s/ Gary DeFazio
                                               ----------------------------
                                                   Gary DeFazio
                                                   Assistant Secretary


Date: September 19, 2002



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